UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2010, GlobalOptions Group, Inc., a Delaware corporation (the “Company”), its wholly-owned subsidiary, GlobalOptions, Inc., a Delaware corporation (“GlobalOptions” and collectively with the Company, “Sellers”), and The Bode Technology Group, Inc., a Delaware corporation (“Bode”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with LSR Acquisition Corp., a Delaware corporation (“Buyer”).

Pursuant to the terms of the Purchase Agreement, Sellers will sell to Buyer all of the equity securities and stock of Bode, which constitutes the Company’s Forensic DNA Solutions and Products unit (the “Bode Transaction”), for aggregate consideration of (i) $24,500,000 in cash, of which $2,450,000 is to be held in escrow until December 31, 2011, and (ii) an earnout payment equal to 30% of any revenues over $27,000,000 earned by Bode during the 12-month period following the closing of the Bode Transaction, which payment may not exceed $5,500,000.  In addition, Buyer has agreed to pay Sellers the amount by which the working capital of Bode at closing exceeds $5,600,000, and Sellers have agreed to pay Buyer the amount by which the working capital of Bode at closing is less than $5,600,000, provided that in either case no such payment will be required unless it is in excess of $150,000.  Sellers have also agreed to pay Buyer a “true-up” of up to $1,000,000 based on accounts receivable that remain uncollected 180 days after the closing and Buyer has agreed to transfer to Sellers all rights with respect to such uncollected receivables after Buyer’s receipt of such “true-up” payment.  Also, Buyer has agreed to pay Sellers $500,000 in the event that Buyer makes a tax election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, in connection with the Bode Transaction.

Sellers have made customary representations, warranties and covenants in the Purchase Agreement.  The Purchase Agreement contains a “no shop” restriction on Sellers’ ability to solicit third party proposals, provide information to and engage in discussions and negotiations with third parties.  The no shop provision is subject to a “fiduciary out” provision that allows Sellers, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to written third party acquisition proposals submitted after the date of the Purchase Agreement that the Company’s Board of Directors (the “Board”) determines, acting reasonably and in good faith, after consultation with its legal and financial advisors, are bona fide and may constitute a “Superior Proposal” (as defined in the Purchase Agreement).  The Bode Transaction is subject to the approval of the Company’s stockholders and certain other customary closing conditions.

The Purchase Agreement may be terminated by Sellers and/or Buyer for a number of reasons, including but not limited to the following: (i) by Sellers or Buyer as a result of the other’s material breach of any of their representations, warranties, covenants or agreements under the Purchase Agreement; (ii) by Sellers or Buyer if the closing has not occurred on or before certain dates ranging from November 15, 2010 to January 15, 2011, the applicable date depending on whether the Company receives comments from the Securities and Exchange Commission (the “SEC”) with respect to its proxy statement to be filed in connection with the Bode Transaction (the “Proxy”) and, if applicable, when the SEC informs the Company that it has no additional comments with respect to the Proxy; and (c) by Sellers or Buyer upon the Company’s failure to obtain stockholder approval for the Bode Transaction at a meeting held for such purpose.  Sellers must pay a termination fee to Buyer if the Purchase Agreement is terminated for a number of reasons, including but not limited to the following: (i) by Sellers in connection with their receipt of a Superior Proposal, (ii) by Buyer as a result of Sellers’ or Bode’s material breach of their representations, warranties, covenants or agreements under the Purchase Agreement, or (iii) by Buyer in connection with Sellers’ entry into certain arrangements with respect to a Superior Proposal or the Board’s withdrawal of its recommendation that the Company’s stockholders approve the Bode Transaction.  The termination fee will equal 2.5% of the cash purchase price of $24,500,000, plus the maximum earnout payment of $5,500,000, and Sellers will pay up to $300,000 of Buyer’s reasonable out-of-pocket expenses incurred in connection with the Bode Transaction; provided, however, that if the termination fee becomes payable due to Sellers’ acceptance of a Superior Proposal from a party whose offer Sellers rejected previously, the applicable percentage will equal 3.75%.

In connection with their entry into the Purchase Agreement, Sellers have also agreed to provide certain transition services to Buyer following the closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.  The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules.

Item 8.01.	Other Events.

On August 12, 2010, the Company issued a press release announcing its entry into the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated August 11, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc., The Bode Technology Group, Inc. and LSR Acquisition Corp.*

99.1	Press Release, dated August 12, 2010

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the SEC.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC’s website at www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019, Attention: Chief Financial Officer, or by telephone at (212) 445-6262.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Certain executive officers and directors of the Company have interests in the transaction that may differ from the interests of shareholders generally, including without limitation acceleration of vesting of stock options, restricted stock and restricted stock units, and other benefits conferred under employment agreements.  These interests will be described in the proxy statement when it becomes available.  Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transaction when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2010	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
		Name:	Jeffrey O. Nyweide
		Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated August 11, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc., The Bode Technology Group, Inc. and LSR Acquisition Corp.*

99.1	Press Release, dated August 12, 2010.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.